UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 12, 2013

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027
(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Willbros Group, Inc., a Delaware corporation (the “Company”), previously announced its intent to exit the electric and gas distribution business in the Northeast and sell its investment in the related Hawkeye business, which formed part of the Company’s Utility Transmission and Distribution operating segment. On November 12, 2013, Hawkeye, LLC, a New York limited liability company and wholly-owned subsidiary of the Company (“Hawkeye”), and Halpin Line Construction LLC, a New York limited liability company and wholly-owned subsidiary of the Company (“Halpin” and, together with Hawkeye, the “Sellers”), entered into an Amended and Restated Asset Purchase Agreement dated as of such date (the “Purchase Agreement”), with Elecnor Hawkeye, LLC, a Delaware limited liability company, as purchaser (“Elecnor”). Elecnor is a wholly-owned subsidiary of Elecnor, Inc., a Delaware corporation and wholly-owned subsidiary of Elecnor, S.A., a company organized in Spain. On November 14, 2013, the acquisition by Elecnor of certain assets of the Sellers comprising the Hawkeye business pursuant to the terms of the Purchase Agreement was closed (the “Closing”), with an effective time of 12:01 a.m. on November 1, 2013 (the “Disposition). Certain assets, primarily equipment and working capital associated with the Maine Power and Reliability Project (“MPRP”) contract, which Hawkeye is currently performing work under for Central Maine Power Company, will remain with the Sellers. Hawkeye will retain responsibility for the execution of the MPRP contract, and the $43 million claim presented by the Company to Central Maine Power Company in April 2013.

The Purchase Agreement amended and restated an Asset Purchase Agreement entered into between the Sellers and Elecnor on August 21, 2013, which the Company reported on Form 8-K filed on August 27, 2013.

At the Closing, Elecnor delivered two letters of credit for total consideration ranging from $22 million to $26 million, subject to working capital and other typical post-closing adjustments. On January 2, 2014, Hawkeye will draw in full upon an irrevocable letter of credit issued to Hawkeye in the amount of $16,169,742 which includes $8,575,599 for certain tangible and intangible property plus 50 percent of the pre-closing estimated net working capital of the Sellers. A second irrevocable letter of credit in the amount of $7,969,143, which is 50 percent of the pre-closing estimated net working capital, was deposited and will remain in an escrow account during the period of the working capital adjustment process, and amounts thereunder will be disbursed by the escrow agent to the Sellers after January 2, 2014 in accordance with the working capital adjustment provisions in the Purchase Agreement. As a source of funds for any indemnification liabilities of the Sellers, the Purchase Agreement required the Sellers to obtain, and deposit into an escrow account, a letter of credit in the amount of $2,000,000, which may be reduced to $1,000,000 at the first anniversary of the Closing, and terminated on the second anniversary of the Closing.

The Purchase Agreement includes a guaranty by the Company of each of the obligations of the Sellers thereunder including certain indemnification obligations. The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties to the agreement. The parties made a voluntary filing with the Committee on Foreign Investment in the United States (“CFIUS”), and received written notice from CFIUS that the transaction does not present any unresolved national security concerns as a result of Elecnor’s investment in the Hawkeye business.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1, and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Purchase Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, the Sellers or any of their subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other filings that the Company makes with the Securities and Exchange Commission.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 14, 2013, the transactions contemplated by the Purchase Agreement were consummated, and the Sellers sold certain of their assets comprising the Hawkeye business. The discussion of the Purchase Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

Filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference, are unaudited pro forma condensed consolidated financial statements of the Company as of the nine months ended September 30, 2013, for the nine months ended September 30, 2013 and 2012, and for the years ended December 31, 2012, 2011 and 2010, which have been prepared to give effect to the Disposition, completed on November 14, 2013. The pro forma financial statements are presented for informational purposes only and do not purport to represent what the Company’s consolidated results of operations or financial position would have been had the Disposition occurred on the dates indicated or to project the Company’s consolidated financial position as of any future date or the Company’s consolidated results of operations for any future period.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Amended and Restated Asset Purchase Agreement dated November 12, 2013, by and among Elecnor and the Sellers.

99.1	Company pro forma financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: November 18, 2013	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Asset Purchase Agreement dated November 12, 2013, by and among Elecnor and the Sellers.

99.1	Company pro forma financial statements.

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